Exhibit 99.1
FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Jon Puckett	Kevin Lightfoot
Vice President	Vice President
Investor Relations	Corporate Communications
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8191
jon.puckett@acs-inc.com	kevin.lightfoot@acs-inc.com
ACS Announces Third Quarter Fiscal Year 2007 Results
DALLAS, TEXAS: May 1, 2007 — Affiliated Computer Services, Inc., (NYSE: ACS) today announced third quarter fiscal year 2007 diluted earnings per share of $0.82 compared to $0.61 in the prior year quarter, both of which included certain charges and other items. Third quarter fiscal year 2007 reported revenues were $1.44 billion, a 10% increase compared to the third quarter of the prior year. The Company’s internal revenue growth rate for the quarter accelerated to 6%.
“I am very encouraged that our efforts over the past several quarters are beginning to drive improved results. We saw improvement in the areas of revenue and earnings growth, margin expansion, and a strong performance from our Government segment during the quarter,” said Lynn Blodgett, ACS’ President and Chief Executive Officer. “Our dedicated global employee base continues to focus on delivering excellent client service and improving our operating results.”
Key highlights from ACS’ fiscal 2007 third quarter include:
•	Total revenue growth for the third quarter was 10% compared to the prior year quarter. Consolidated internal revenue growth for the third quarter increased to 6%. The Commercial segment grew 9% in total with 3% internal revenue growth. The Government segment grew 11% in total. Excluding divestitures, Government internal revenue growth was 12%. The Commercial segment accounted for 60% of revenues in the third quarter with the Government segment comprising the remaining 40%.

•	Reported diluted earnings per share was $0.82 for the third quarter of fiscal year 2007. Reported results include:
•	$0.06 per diluted share gain on the sale of a minority interest in a professional services business

•	$0.02 per diluted share gain related to a settlement of the North Carolina Medicaid contract dispute

•	$0.03 per diluted share of legal and other expenses related to the ongoing stock option investigations and shareholder derivative lawsuits

•	$0.03 per diluted share of expenses related to other items, including the loss of a sub-prime lending client due to bankruptcy and certain litigation settlements

•	$0.02 per diluted share of expenses related to restructuring activities
•	As previously reported, third quarter fiscal 2006 diluted earnings per share was $0.61 and included the following:
•	$0.01 per diluted share residual net gain associated with the divestiture of the welfare to workforce services (“WWS”) business, substantially all of which was divested in the second quarter of fiscal 2006 (“WWS Divestiture”)

•	$0.11 per diluted share of expenses related to results of operations from two underperforming multi-scope HR contracts

•	$0.03 per diluted share related to debt issue costs from our previous credit facility and legal expenses associated with activities of our Special Committee of the Board of Directors related to the prior unsolicited offer and Dutch Tender Offer

•	$0.02 per diluted share of expenses related to restructuring activities

•	$0.01 per diluted share of incremental transaction expenses related to our acquired HR business

•	$0.01 per diluted share revenue write down of accounts receivable retained from the fiscal year 2004 divestiture of the majority of our Federal government business
•	Cash flow from operations for the third quarter of fiscal 2007 was approximately $90 million, or 6% of revenue. Free cash flow during the third quarter was approximately $6 million. Both cash flow from operations and free cash flow included the following:
•	$43 million, or 3% of revenues, of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income

•	$35 million, or 2% of revenues, of cash payments for estimated taxes, interest and penalties related to disallowed Section 162(m) compensation deductions that were previously believed to be deductible
•	Capital expenditures and additions to intangible assets were approximately $84 million, or 6% of revenue.

•	During the quarter, the Company had new business signings of $156 million of annual recurring revenue with an estimated total contract value of approximately $703 million. Additionally, we renewed $162 million of annual recurring revenue with an estimated total contract value of $438 million during the quarter.

Events subsequent to ACS’ fiscal 2007 third quarter include:
•	Subsequent to March 31, 2007, the Company closed the acquisition of certain assets of Albion, Inc. for a purchase price of approximately $26 million. Albion, with trailing twelve months revenues of approximately $25 million, specializes in integrated eligibility software solutions for the health and human services (HHS) market and will enable ACS to offer an end-to-end integrated eligibility offering across multiple HHS programs.

•	Subsequent to March 31, 2007, the Company acquired CDR Associates, LLC (“CDR”) for a purchase price of approximately $28 million and a potential earnout of up to $15 million, based on future results. CDR, with trailing twelve months revenues of approximately $17 million, expands ACS’ existing services to the healthcare payor market by adding credit balance audit services and a web-based credit balance system.
As previously disclosed March 20, 2007, the Company received a proposal from Darwin Deason, ACS’ Founder and Chairman of the Board, and Cerberus Capital Management, L.P. (“Cerberus”) to acquire all of the outstanding shares of the Company for $59.25 per share in cash, other than certain shares and options held by Mr. Deason and members of the Company’s management team. On April 21, 2007, the Company received a letter from Darwin Deason and Cerberus revising the offer of Mr. Deason and Cerberus to acquire all of the outstanding shares of the Company to $62 per share in cash. A special committee of independent directors formed by the Board of Directors to evaluate the Company’s strategic alternatives, including the proposal from Mr. Deason and Cerberus, expects to make a recommendation to the Board of Directors following its consideration of all strategic alternatives, including the proposal and all others received, in due course.
ACS will discuss these results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with more than 58,000 people supporting client operations in nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risk Factors” in the most recent Annual Report on Form 10-K/A filed on February 1, 2007. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Three months ended
	March 31,
			2006(a)
	2007		(as restated)
Revenues	$1,440,546	(b)	$1,314,455	(m,n,s)

Operating expenses:
Cost of revenues:

Wages and benefits	689,298	(c,d)	644,202	(m,n,q,s)

Services and supplies	304,734	(c,e)	272,990	(m,n,s)

Rent, lease and maintenance	174,052	(c)	156,489	(m,n,s)

Depreciation and amortization	87,995	(d)	72,891	(m,n)

Other	8,406	(d)	20,303	(m,n)

Total cost of revenues	1,264,485		1,166,875

Gain on sales of business	—		(2,717)	(s)
Other operating expenses	13,470	(d,e)	12,430	(m,n,o,r,s)

Total operating expenses	1,277,955		1,176,588

Operating income	162,591		137,867

Interest expense	46,391		15,790

Other non-operating expenses (income), net	(12,325)	(f)	589	(m,p)

Pretax profit	128,525		121,488
Income tax expense	46,466		44,488

Net income	$82,059		$77,000

Earnings per share:

Basic	$0.83		$0.62

Diluted	$0.82		$0.61

Shares used in computing earnings per share:

Basic	98,945		124,347

Diluted	100,300		126,381

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Nine months ended
	March 31,
			2006(a)
	2007		(as restated)
Revenues	$4,252,745	(b)	$3,972,959	(m,n,s)

Operating expenses:
Cost of revenues:

Wages and benefits	2,023,766	(c,d,i,j)	1,906,348	(m,n,q,s,t,w)

Services and supplies	913,714	(c,e,g,j,k)	869,651	(m,n,s)

Rent, lease and maintenance	530,207	(c,i)	475,202	(m,n,s)

Depreciation and amortization	254,861	(d)	211,415	(m,n)

Other	28,161	(d,e,i, j)	32,061	(m,n,t)

Total cost of revenues	3,750,709		3,494,677

Gain on sale of business	—		(32,482)	(s,u)
Other operating expenses	48,259	(d,e,g,k)	43,278	(m,n,o,r,s,t,v,x)

Total operating expenses	3,798,968		3,505,473

Operating income	453,777		467,486

Interest expense	140,489	(l)	42,585

Other non-operating expenses (income), net	(24,629)	(f,h)	(5,786)	(m,p)

Pretax profit	337,917		430,687

Income tax expense	122,401		157,942

Net income	$215,516		$272,745

Earnings per share:

Basic	$2.15		$2.18

Diluted	$2.12		$2.15

Shares used in computing earnings per share:

Basic	100,448		124,879

Diluted	101,749		126,868

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
a)	Financial results for the three and nine months ended March 31, 2006 have been restated as a result of the review of our stock option grant practices and other tax matters.
b)	During the third quarter of fiscal year 2007, the Company recorded a net benefit included in Revenues before tax of $3.4 million ($2.1 million after tax), or $0.02 per diluted share, related to a settlement regarding the North Carolina Medicaid contract dispute.
c)	During the third quarter of fiscal year 2007, the Company recorded restructuring charges of $3.7 million ($2.4 million after tax), or $0.02 per diluted share, included in the following components: Wages and benefits — $1.6 million, Service and supplies — $0.5 million, and Rent, lease and maintenance — $1.6 million.
d)	During the third quarter of fiscal year 2007, the Company recorded other charges of $4.3 million ($2.7 million after tax), or $0.03 per diluted share, primarily related to the loss of a sub-prime lending client due to bankruptcy and certain litigation settlements, primarily in the following components: Wages and benefits — $0.1 million, Depreciation and amortization — $0.3 million, Other cost of revenues — $0.1 million and Other operating expenses — $3.7 million.
e)	During the third quarter of fiscal year 2007, the Company incurred legal and other fees of $4.9 million ($3.1 million after tax), or $0.03 per diluted share, related to the proposal by Mr. Deason and Cerberus, the ongoing stock option investigations and shareholder derivative lawsuits included in the following components: Services and supplies — $0.6 million and Other operating expenses — $4.3 million.
f)	During the third quarter of fiscal year 2007, the Company recorded a net benefit before tax of $9.1 million ($5.9 million after tax), or $0.06 per diluted share, for the gain related to the sale of a minority interest in a professional services business included in Other non-operating income.
g)	During the second quarter of fiscal year 2007, the Company incurred legal and other fees of $13.8 million ($8.9 million after tax), or $0.09 per diluted share, related to the ongoing stock option investigations and shareholder derivative lawsuits included in the following components: Other operating expenses — $13.3 million and Services and supplies — $0.5 million.
h)	During the second quarter of fiscal year 2007, the Company recorded a $2.3 million gain, ($1.5 million after tax), or $0.01 per diluted share, related to foreign currency hedges included in Other non-operating income.
i)	During the first quarter of fiscal year 2007, the Company recorded restructuring charges of $6.0 million ($3.8 million after tax), or $0.04 per diluted share, included in the following components: Wages and benefits — $5.1 million, Rent, lease and maintenance — $0.5 million and Other cost of revenues — $0.4 million.
j)	During the first quarter of fiscal year 2007, the Company recorded asset impairments and other charges totaling $2.1 million ($1.3 million after tax), or $0.01 per diluted share, included in the following components: Wages and benefits — $1.1 million, Services and supplies — $0.2 million and Other cost of revenues — $0.8 million.
k)	During the first quarter of fiscal year 2007, the Company incurred legal fees of $7.9 million ($5.0 million after tax), or $0.05 per diluted share, related to the ongoing stock option investigations and shareholder derivative lawsuits primarily included in Other operating expenses — $7.7 million and Services and supplies — $0.2 million.
l)	During the first quarter of fiscal 2007, the Company recorded a $2.6 million charge, ($1.6 million after tax), or $0.01 per diluted share, related to a waiver fee on the Company’s credit facility.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
m)	During the third quarter of fiscal 2006, The Company recorded a pretax loss of $22.1 million ($14.0 million after tax), or $0.11 per diluted share, related to two underperforming multi-scope human resources outsourcing contracts in the following components: Revenues — $11.9 million, Wages and benefits — $7.4 million, Services and supplies — $9.4 million, Rent, lease and maintenance — $0.6 million, Depreciation and amortization — $0.7 million, Other cost of revenues — $15.5 million, Other operating expenses — $0.1 million, and Other non-operating (income) expense — $0.1 million.
n)	During the third quarter of fiscal year 2006, the Company recorded restructuring charges of $4.3 million ($2.7 million after tax), or $0.02 per diluted share, in the following components: Revenues — $0.3 million, Wages and benefits — $3.0 million, Service and supplies — $0.5 million, Rent, lease and maintenance — $0.5 million, Depreciation and amortization — $0.1 million, Other cost of revenues — $0.2 million, and Other operating expenses — $0.3 million.
o)	During the third quarter of fiscal year 2006, the Company recorded $1.3 million ($0.8 million after tax), or $0.01 per diluted share, related to activities of the Special Committee of the Board of Directors related to the prior unsolicited offer and the Dutch Tender Offer.
p)	During the third quarter of fiscal year 2006, the Company recorded charges for debt issue costs related to our previous credit facility of $4.1 million ($2.6 million after tax), or $0.02 per diluted share.
q)	During the third quarter of fiscal year 2006, the Company recorded incremental transaction expense related to the acquired HR Business from Mellon of $2.9 million ($1.8 million after tax), or $0.01 per diluted share.
r)	During the third quarter of fiscal year 2006, the Company recorded a retained Federal accounts receivable write-down of $2.4 million ($1.5 million after tax), or $0.01 per diluted share.
s)	During the third quarter of fiscal year 2006, the Company recorded a residual WWS Divestiture net benefit of $2.8 million ($1.7 million after tax), or $0.01 per diluted share, in the following components: Revenues — $2.9 million, Wages and benefits — $0.5 million, Services and supplies — $1.7 million, Rent, lease and maintenance — $0.2 million benefit, Gain on sale of business — $2.7 million benefit, and Other operating expenses — $0.8 million.
t)	During the second quarter of fiscal year 2006, the Company recorded restructuring charges and related asset impairments totaling $10.4 million ($6.6 million after tax), or $0.05 per diluted share, in the following components: Wages and benefits — $4.7 million, Other cost of revenues — $1.6 million, and Other operating expenses — $4.1 million.
u)	During the second quarter of fiscal year 2006, the Company substantially completed the WWS Divestiture and recorded a net benefit before tax of $26.5 million ($15.8 million after tax), or $0.12 per diluted share, for the gain and charges related to this business.
v)	During the second quarter of fiscal year 2006, the Company recorded charges for legal settlements and related legal fees, and for legal fees associated with the unsolicited offer regarding a potential sale of the Company and the possible recapitalization of the Class B shares totaling $5.9 million ($3.7 million after tax), or $0.03 per diluted share. This expense was primarily recorded in Other operating expenses.
w)	During the first quarter of fiscal year 2006, the Company recorded a $5.4 million charge ($3.4 million after tax), or $0.03 per diluted share for the departure of a former Chief Executive Officer, Jeffrey A. Rich. This expense was recorded in Wages and benefits.
x)	During the first quarter of fiscal year 2006, the Company recorded a $3.0 million charge ($1.9 million after tax), or $0.01 per diluted share, for the assessment of risk related to the bankruptcies of certain airline clients. This expense was recorded in Other operating expenses.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Dollars in thousands
(Unaudited)

	March 31,	June 30,
	2007	2006
Assets:
Cash and cash equivalents	$95,917	$100,837
Accounts receivable, net	1,290,345	1,231,846
Other current assets	215,332	196,580

Total current assets	1,601,594	1,529,263
Property, equipment and software, net	943,709	870,020
Goodwill	2,559,863	2,456,654
Other intangible assets, net	481,958	475,701
Other assets	170,630	170,799

Total Assets	$5,757,754	$5,502,437

Liabilities:
Accounts payable	$88,225	$104,473
Accrued compensation and benefits	167,149	172,853
Other accrued liabilities	349,632	354,632
Income taxes payable	17,536	—
Deferred taxes	5,424	18,047
Current portion of long-term debt	46,544	23,074
Current portion of unearned revenue	138,458	152,026

Total current liabilities	812,968	825,105

Long-term debt	2,328,071	1,614,032
Deferred taxes	382,305	331,433
Other long-term liabilities	245,872	275,649

Total Liabilities and	3,769,216	3,046,219

Total Stockholders’ Equity	1,988,538	2,456,218

Total Liabilities and Stockholders Equity	$5,757,754	$5,502,437

Frequently Used Terms
New business signings — while there are no third party standards or requirements governing the calculation of new business signings, new business signings are defined as recurring revenue from new contracts, including the incremental portion of renewals, signed during the period and represent the estimated first twelve months of revenue to be recorded under that contract after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Supplemental Information
We have provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor’s benefit as a result of the particular transaction or event.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational results.
These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Internal revenue growth — is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.

For the three months ended March 31, 2007, the Company generated internal revenue growth of 6%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Three months ended March 31,
	2007	2006	Growth %(a)
Consolidated
Total Revenues	$1,440	$1,314	10%
Less: Divested	—	(3)

Adjusted Base	$1,440	$1,311	10%

Acquired Revenues*	$47	$—	4%
Internal Revenues	1,393	1,311	6%

Total	$1,440	$1,311	10%

Commercial
Total Revenues	$858	$790	9%
Less: Divested	—	—

Adjusted Base	$858	$790	9%

Acquired Revenues*	$47	$—	6%
Internal Revenues	811	790	3%

Total	$858	$790	9%

Government
Total Revenues	$582	$524	11%
Less: Divested	—	(3)

Adjusted Base	$582	$521	12%

Acquired Revenues*	$1	$—	0%
Internal Revenues	581	521	12%

Total	$582	$521	12%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

For the nine months ended March 31, 2007, the Company generated internal revenue growth of 5%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Nine months ended March 31,
	2007	2006	Growth %(a)
Consolidated
Total Revenues	$4,253	$3,973	7%
Less: Divested	(1)	(104)

Adjusted Base	$4,252	$3,869	10%

Acquired Revenues*	$217	$15	5%
Internal Revenues	4,035	3,854	5%

Total	$4,252	$3,869	10%

Commercial
Total Revenues	$2,558	$2,341	9%
Less: Divested	—	—

Adjusted Base	$2,558	$2,341	9%

Acquired Revenues*	$124	$—	5%
Internal Revenues	2,434	2,341	4%

Total	$2,558	$2,341	9%

Government
Total Revenues	$1,695	$1,632	4%
Less: Divested	(1)	(104)

Adjusted Base	$1,694	$1,528	11%

Acquired Revenues*	$93	$15	5%
Internal Revenues	1,601	1,513	6%

Total	$1,694	$1,528	11%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended			Nine months ended
	March 31, 2007			March 31, 2007
		2006			2006
	2007	(as restated)		2007	(as restated)
Free Cash Flow*
Net cash provided by operating activities	$90	$114		$395	$472
Less:
Purchase of property, equipment and software, net of sales	(69)	(105)		(239)	(290)
Additions to other intangible assets	(15)	(15)		(30)	(28)

Free Cash Flow	$6 (a)	$(6	)(c)	$126 (b)	$153 (c)

*	based on actual amounts, not rounded

a)	Includes $43 million of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income, and $35 million of cash payments for estimated taxes, interest and penalties related to disallowed Section 162(m) compensation deductions that were previously believed to be deductible.

b)	Includes $139 million of cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, partially offset by cash interest income, and $35 million of cash payments for estimated taxes, interest and penalties related to disallowed Section 162(m) compensation deductions that were previously believed to be deductible.

c)	Includes approximately $86 million in cash payments related to final settlement of the Mellon Financial Corporation (“Mellon”) Transition Services Agreement, and $26 million of cash payments related to pre-acquisition bonuses. Also includes cash interest paid on debt offset by cash interest income of $7 million and $27 million, respectively, for the three-and-nine months ended March 31, 2006.